Jeffrey H. Mackay
ATTORNEY AT LAW
4871 Narragansett Avenue
San Diego, California 92107
June 23, 2004

Verdisys, Inc.
25025 I-45 North, Suite 525
The Woodlands, Texas 77380

Attn:	Mr. John O’Keefe
Chief Financial Officer, Verdisys, Inc.

Re: Opinion of Legality - Form SB-2 of Verdisys, Inc. filed with the Securities and Exchange Commission on or about June 23, 2004, as amended.

Dear Mr. O’Keefe:

We render this opinion to Verdisys, Inc., a California corporation ("the Company"), in connection with its registration of 3,337,502 shares of its common stock which includes shares of common stock underlying warrants to be sold by the Selling Security holders identified in the Registration Statement on Form SB-2, under the Securities Act of 1933(the “Act”) as filed with the Securities and Exchange Commission on or about June 23, 2004, as amended.

     In connection with this opinion, we have examined the originals or copies identified to our satisfaction, The Company’s Articles of Incorporation, Bylaws, and other documents necessary to our opinion contained in this letter. We have also relied as to certain matters of fact upon representations made to us by officers and agents of the Company. Based upon and in reliance on the foregoing, it is our opinion that when there has been compliance with the Act and shares issued pursuant to warrants have been issued against payment of the requisite exercise price, the common shares of stock related to this registration will be validly issued, fully paid and non-assessable.

     We have assumed, but not independently verified, the genuineness of all the signatures on all documents, letters, opinions and certificates, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or Photostat copies and the authenticity of the originals of such copies.

     Our knowledge of the Company, its legal and other affairs is limited by the scope of our engagement for this opinion. We offer no opinions whatsoever concerning the accuracy or completeness of the prospectus.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to any references to us, if any. This opinion is intended solely for use in connection with Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Jeffrey H. Mackay
Jeffrey H. Mackay, Esq.
Attorney at Law